Exhibit 10.1

SIXTH AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

This Sixth Amendment to Loan and Security Agreement is entered into as of April 18, 2018 (the “Amendment”), by and between EAST WEST BANK (“Bank”) and IDENTIV, INC. (“Parent”) and 3VR Security, Inc. (“Target”). Parent and Target are each referred to herein as a “Borrower” and collectively as the “Borrowers”.

RECITALS

Borrowers and Bank are parties to that certain Loan and Security Agreement dated as of February 8, 2017, as amended from time to time, including pursuant to that certain First Amendment to Loan and Security Agreement dated as of March 27, 2017, that certain Second Amendment to Loan and Security Agreement dated as of December 19, 2017, that certain Third Amendment to Loan and Security Agreement dated as of January 30, 2018, that certain Fourth Amendment to Loan and Security Agreement dated as of February 5, 2018 and that certain Fifth Amendment to Loan and Security Agreement dated as of March 6, 2018 (collectively, the “Loan Agreement”).  The parties desire to amend the Loan Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1.The following definitions are added to Section 1.1 of the Agreement:

“Off-Cycle Borrowing Base Certificate” means any other Borrowing Base Certificate delivered to Bank aside from a Routine Borrowing Base Certificate.

“Routine Borrowing Base Certificate” means the Borrowing Base Certificate delivered to Bank in accordance with Section 6.3(a) of the Agreement, measuring the Borrowing Base as of the last day of the month ended prior to the delivery date of the Borrowing Base Certificate as required under Section 6.3(a) of the Agreement.

2.The following definition in Section 1.1 of the Agreement is amended and restated in its entirety to read as follows:

“Borrowing Base” means an amount equal to (i) eighty five percent (85%) of Eligible Accounts plus (ii) fifty percent (50%) of Eligible Inventory, as determined by Bank with reference to the most recent Borrowing Base Certificate delivered by Borrowers; provided however, (x) the total amount of the Borrowing Base with respect to clause (ii) above shall not exceed the lesser of Eight Million Dollars ($8,000,000) or fifty percent (50%) of the total Borrowing Base at any time; (y) any Borrowing Base that is based on an Off-Cycle Borrowing Base Certificate shall retain the amount of Eligible Inventory determined by the most recent Routine Borrowing Base Certificate and any ineligible Accounts stated in such Routine Borrowing Base Certificate shall also be carried over into the Off-Cycle Borrowing Base Certificate; and (z) the Borrowing Base may be revised from time to time by Bank following each Collateral audit or as Bank deems necessary in Bank’s reasonable judgment and after commercially reasonable notice thereof to Borrowers.

3.Bank acknowledges and agrees that, notwithstanding the criteria and terms set forth in the definition of “Eligible Accounts” set forth in Section 1.1 of the Agreement, the parties acknowledge and agree that Accounts of Target that are subject to offset with respect to deferred revenue of Target may be included as Eligible Accounts.

4.Section 3.2(a) of the Agreement is amended and restated in its entirety to read as follows:

(a) timely receipt by Bank of the Payment/Advance Form as provided in Section 2.1; and, in the event Borrowers are requesting an Advance to be made based on the Eligible Accounts as of a measurement date that is more recent than that which is reflected in the Routine Borrowing Base Certificate most recently delivered to Bank, Borrowers shall also deliver to Bank an Off-Cycle Borrowing Base Certificate to Bank, along with Borrowers’ month-to-date sales, collections, purchases, and non-cash charges reports;

5.Section 6.12(c) of the Agreement is amended and restated in its entirety to read as follows:

(c) on or before April 30, 2018, (i) a subordination agreement in favor of Bank with respect to the promissory notes issued by Parent (the “Seller Notes”) executed by Borrowers and all of the holders of Seller Notes (other than Stephen Hudson, Durand Ford and The Founders Fund, LP.); and (ii) bailee waivers/consents executed by Avnet and EmbedTek.

6.Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement.  The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects.  Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.  Each Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement.

7.Each Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

8.This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original hereof.  Notwithstanding the foregoing, Borrowers shall deliver all original signed documents requested by Bank no later than five (5) Business Days following the date of execution.

9.As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a)this Amendment, duly executed by Borrowers;

(b)payment of all Bank Expenses incurred through the date of this Amendment; and

(c)such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

IDENTIV, INC.

By:	/s/Sandra Wallach
Name:	Sandra Wallach
Title:	CFO

3VR SECURITY, INC.

By:	/s/Sandra Wallach
Name:	Sandra Wallach
Title:	CFO

EAST WEST BANK

By:	/s/Kelvin Chan
Name:	Kelvin Chan
Title:	Managing Director